SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On August 4, 2011, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 2nd quarter ended June 30, 2011.  A copy of priceline.com’s unaudited consolidated balance sheet at June 30, 2011, consolidated statements of operations for the three and six months ended June 30, 2011 and consolidated statement of cash flows for the six months ended June 30, 2011, are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The unaudited consolidated balance sheet at June 30, 2011, consolidated statements of operations for the three and six months ended June 30, 2011 and consolidated statement of cash flows for the six months ended June 30, 2011 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On August 4, 2011, priceline.com announced its financial results for the 2nd quarter ended June 30, 2011.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 2nd quarter 2011 on a local currency basis by approximately 4% internationally and by approximately 8% domestically.  The company noted that its 2nd quarter 2011 financial results benefited from favorable currency exchange rates as compared to the same period last year — exchange rates for the 2nd quarter 2011 for the Euro and Great British Pound were approximately 14% and 9% higher, respectively, than the average exchange rates for the 2nd quarter 2010.  The company said that Name Your Own Price hotel room night growth decelerated during the 2nd quarter 2011 likely as a result of competitor’s initiatives in the opaque hotel arena.

The company stated that its merchant gross bookings growth of 45% continued to reflect growth in the domestic merchant businesses, but was primarily driven by growth from Agoda and TravelJigsaw, which now represents a significant share of the company’s merchant bookings.  The company said that Agoda reported higher year-over-year growth in gross bookings as it “comped” last years’ civil strife in Thailand, contributing to the company’s overall international and merchant growth.  The company said that TravelJigsaw delivered better than anticipated growth in rental car unit sales in the 2nd quarter 2011 through solid execution in building toward the high season.

The company noted that its international gross bookings forecast for the 3rd quarter of 2011 represented a significant sequential decrease from 2nd quarter 2011 results.  The company noted that the primary drivers of this decrease were a “softer” 2nd quarter 2010 comparison and a “tougher” 3rd quarter 2010 comparison, where local currency international gross bookings growth accelerated by almost 1,100 basis points sequentially.  The company also noted that the 3rd quarter 2010, for the first time, included full period results for TravelJigsaw.

With respect to 3rd quarter 2011 guidance, the company announced that it expected consolidated advertising expenses of approximately $273 to $283 million in the 3rd quarter 2011 and expected approximately $8 million of that amount to be spent “off-line.”  Priceline.com estimated that sales and marketing expenses in the 3rd quarter 2011 would be between $40 and $45 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $78 to $83 million in the 3rd quarter 2011.  With respect to 3rd quarter 2011, priceline.com stated it estimated that general and administrative expenses would be approximately $27 to $32 million, information technology expenses would be approximately $10 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $6 million.  Priceline.com said it expected other/income and expense, excluding non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt and expense associated with non-GAAP net income allocated to non-controlling interests, to be an expense of approximately $6 million in the 3rd quarter 2011.

The company said it estimated the “Innovation Box” tax benefit in The Netherlands could reduce the company’s consolidated tax income tax rate by approximately 4% to 6% in 2012.

The company noted that its forecast for the remainder of the 3rd quarter 2011 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.43 U.S. dollars per Euro and that the British Pound/U.S. Dollar exchange rate would be 1.64 U.S. Dollars per British Pound.  The company noted that these assumed exchange rates for the 3rd quarter 2011 would be stronger by approximately 11% for the Euro and 5% for the British Pound as compared to actual exchange rates in effect during the 3rd quarter 2010.  The company emphasized that volatility in the Euro Dollar exchange rate could materially impact the company’s U.S. denominated earnings.

The company noted that its Non-GAAP financial guidance was based upon a Non-GAAP diluted share count of approximately 51.5 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s August 3, 2011 closing stock price of $521.97 per share.

The company emphasized that it was highly likely that its year-over-year unit growth rates would sequentially decelerate in future quarters due to the “sheer size of the business” and progressively more difficult “comps” as economic conditions continue to gradually improve.  In particular, the company noted that its 3rd quarter 2011 guidance reflected deceleration in the unit growth rate for hotel room night reservations based upon actual results to date and assumed deceleration as the company proceeded through the rest of the 3rd quarter.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                                          Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 4, 2011 relating to, among other things, its 2nd quarter ended June 30, 2011 earnings.  The consolidated balance sheet at June 30, 2011 and consolidated statement of operations for the three and six months ended June 30, 2011 and consolidated statement of cash flows for the [six] months ended June 30, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  August 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 4, 2011 relating to, among other things, its 2nd quarter ended June 30, 2011 earnings.  The consolidated balance sheet at June 30, 2011 and consolidated statement of operations for the three and six months ended June 30, 2011 and consolidated statement of cash flows for the [six] months ended June 30, 2011 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”